SIMMONS CLOSES ONTARIO MANUFACTURING FACILITY
DUE TO CAW WORK STOPPAGE

(ATLANTA – September 8, 2008) – Simmons Canada announced today that it is closing its Ontario, Canada manufacturing plant effective immediately due to an unacceptable loss in revenue and customer business caused by the recent Canadian Auto Workers Local 513 work stoppage at the facility.

    Simmons Canada President Paul Bognar says that the effects of the strike have compromised the plant’s economic viability. “The decision to close our Ontario plant was not an easy one, but we feel it is necessary in order for Simmons Canada to maintain its market share and preserve our customer base,” said Bognar. “Our number one priority is providing consistent customer service to our dealer network, and we are working to make this transition as smooth as possible for Simmons Canada retailers.”

    A significant portion of the plant’s production volume will continue to be manufactured in Canada; approximately 25 percent will be handled by Simmons Canada facilities in Kirkland, Quebec and Calgary, Alberta with the remainder carried out by Simmons U.S.A. plants in Janesville, Wis. and Hazelton, Pa. The same four facilities have handled the Ontario plant’s product orders since employees initiated a work stoppage on August 15.

    With the closure of the facility come the layoffs of 145 associates and eight administrative personnel, who are represented by the union.  For more information, visit www.simmonscanada.com.

About Simmons Company

Atlanta-based Simmons Company, through its indirect subsidiary Simmons Bedding Company, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, Beautyrest Black®, Beautyrest Studio™, ComforPedic by Simmons™, Natural Care®, Beautyrest Beginnings™ and Deep Sleep®. Simmons Bedding Company operates 20 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com ..

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